                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or
         Rule 14a-12

                     SEACOAST FINANCIAL SERVICES CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   *  *  *  *  *
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June 1, 1999


Dear Fellow Shareholder:

The Annual Meeting of Shareholders was convened on May 20, 1999 as scheduled and a quorum was present. At the Annual Meeting, the following Directors were elected to each serve a three-year term: Manuel G. Camacho, Kevin G.
Champagne, Mary F. Hebditch, Carl Ribeiro, and Gerald H. Silvia.

The vote on Proposal 2 as outlined in the Proxy Statement for the Seacoast Financial Services Corporation 1999 Stock Incentive Plan was adjourned at the Annual Meeting to allow for further consideration of the Plan and the solicitation of proxies. Approval of the Proposal requires the affirmative vote of two-thirds of the total number of outstanding shares of Common Stock. The Annual Meeting will reconvene to consider Proposal 2 at 9 a.m.
on Friday, June 18, 1999 in New Bedford, MA.

YOUR BOARD OF DIRECTORS AND MANAGEMENT BELIEVE THAT THE APPROVAL OF THIS PROPOSAL IS IMPORTANT TO THE COMPANY AND ALL ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

It is important that your shares be represented at the adjourned meeting and I again URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE ENCLOSED.

Upon request, we will be happy to furnish you with another copy of the Company's Proxy Statement dated April 15, 1999 previously sent to you.

Should you have any questions or need assistance with voting, please call our proxy solicitor, Kissel-Blake at 1-800-554-7733.


Sincerely,


Kevin G. Champagne
President & CEO

/X/      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                     SEACOAST FINANCIAL SERVICES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                   MAY 20, 1999 AS ADJOURNED TO JUNE 18, 1999.

         The undersigned hereby appoints Kevin G. Champagne and Arthur W. Short and each or either of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of Seacoast Financial Services Corporation (the "Bank") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Bank, as adjourned, to be held on Friday, June 18, 1999, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated hereon upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby acknowledges receipt of a copy of the Notice and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies, if any, heretofore given by him to others for said Meeting.


2. Approval of the Seacoast Financial Services Corporation 1999 Stock Incentive Plan.

               For               Against          Abstain
               / /                 / /              / /

         If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified above by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR
PROPOSAL 2.

         Please sign exactly as your name appears on this card. Joint owners should sign. When signing as an attorney, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.


                                                 ----------------------------
Please be sure to sign and date                  Date
this Proxy in the box below.

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


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Stockholder sign above                            Co-holder (if any) sign above



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   Detach above card, sign, date and mail in postage paid envelope provided.

                     SEACOAST FINANCIAL SERVICES CORPORATION

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY